EXHIBIT 99.1

DTS Reports Fourth Quarter and Fiscal 2014 Financial Results

Full Year Results at High-End of Revised Expectations; Company Generates Record $41.1 Million in Operating Cash Flow in 2014

CALABASAS, Calif., March 2, 2015 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

"2014 was a year of significant progress for DTS, both financially and strategically," said Jon Kirchner, chairman and CEO of DTS, Inc. "We delivered strong revenue and earnings performance, materially above our initial 2014 guidance, and we generated a record $41.1 million in operating cash flow. We are very excited about the great progress we have made in building ecosystems around several of our new technology initiatives. Today consumers can choose from more than 15 Play-Fi enabled wireless speaker SKUs through Polk, Definitive Technology, Wren and Phorus speaker brands. These products are available through major retail distribution channels and we expect the SKU count to continue to grow through additional partners in 2015. In mobile audio, we announced that our advanced solutions, including Headphone:X™, will be incorporated into several new phone models from Hauwei, vivo, nubia and letv. We look forward to working towards delivering a personalized, immersive and compelling experience across the entertainment value chain in 2015."

Financial Comparison
	Q4 2014	Q4 2013
Revenue	$35.2 million	$37.1 million
Year-over-Year Growth Rate	-5%

GAAP Net Income	$1.9 million	$17.3 million
GAAP Earnings Per Share	$0.11	$0.96*

Non-GAAP Operating Margin	26%	32%
Non-GAAP Net Income	$6.2 million	$8.3 million
Non-GAAP Earnings Per Share	$0.34	$0.46

	FY 2014	FY 2013
Revenue	$143.9 million	$125.1 million
Year-over-Year Growth Rate	15%

GAAP Net Income	$27.1 million	$15.8 million
GAAP Earnings Per Share	$1.55	$0.86

Non-GAAP Operating Margin	27%	23%
Non-GAAP Net Income	$27.2 million	$19.5 million
Non-GAAP Earnings Per Share	$1.55	$1.07
*Note: Q4 2013 GAAP results include a $10.9 million income tax benefit due to discrete item adjustments

Other GAAP Results
	Q4 2014	Amount Per Diluted Share*
Stock-Based Compensation	$2.4 million	$0.09
Amortization of Intangibles	$2.5 million	$0.10
Realignment Costs	$0.7 million	$0.03

	FY 2014	Amount Per Diluted Share*
Stock-Based Compensation	$10.5 million	$0.42
Amortization of Intangibles	$9.8 million	$0.39
Acquisition, Integration and Realignment Costs	$2.0 million	$0.08
*Amount Per Diluted Share Net of Tax @ 30%

Excluding royalties from compliance activities, revenue for the fourth quarter 2014 was $32.5 million, an increase of 3% compared to $31.5 million in the fourth quarter of 2013. Excluding royalties from compliance activities, revenue for the fiscal year ended December 31, 2014 was $130.6 million, an increase of 10% compared to $118.8 million in 2013.

DTS generated $41.1 million in cash flow from operations in 2014, compared to $21.4 million in 2013, and closed the year with cash and cash equivalents totaling $99.4 million.

The GAAP and non-GAAP reconciling items for the quarters and years ended December 31, 2014 and 2013 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations section of the Company's website at www.DTS.com.

Business Outlook

With several key markets in an early stage of development, the Company's strategy remains focused on driving solid top line growth while managing expenses, which is intended to yield attractive operating margin expansion and earnings growth again in 2015.

DTS expects revenue in the range of $148 to $155 million. The Company expects growth in 2015 to be more heavily weighted toward the back half of the year and to primarily come from the network-connected markets, specifically connected TVs, mobile devices and Play-Fi enabled devices. Network-connected markets are expected to represent more than 50% of total revenue in 2015.

The Company expects non-GAAP operating margins in the range of 26% to 30% and non-GAAP diluted EPS in the range of $1.65 to $1.75.

In 2015, stock-based compensation expense is expected to be in the range of $0.46 to $0.48 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.39 to $0.41 per diluted share net of tax. The Company expects its tax rate excluding discrete items, for both GAAP and non-GAAP purposes, to be approximately 30%. On a GAAP basis, the Company expects operating margins in the range of 13% to 15% and diluted EPS in the range of $0.80 to $0.90. This outlook assumes that in May 2015, the Company's stockholders approve an amendment to the DTS, Inc. 2012 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan, allowing the company to utilize equity awards to fulfill certain existing and future long term incentive commitments to management and key employees. The Company believes it is essential to maintain its current pay practices, which include a combination of cash, cash bonus, and equity for certain employees, based on highly competitive labor market factors. If additional shares are not approved by stockholders, the Company will have to increase cash-based compensation levels significantly, which will reduce projected earnings on both a GAAP and non-GAAP basis.

This outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Restatements of Prior 2014 Quarterly Reports Relating to Understatement of Tax Benefits

On February 26, 2015, the Audit Committee of the Board of Directors of DTS, concluded, in consultation with management, that the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 should no longer be relied upon due to an understatement of income tax benefits during the first quarter of 2014 arising from the Company's special one-time transfer of certain Japan and Taiwan intellectual property licensing rights to the U.S. on January 1, 2014.

The Company intends to file amended Quarterly Reports on Form 10-Q/A restating the previously filed unaudited interim condensed consolidated financial statements for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 as soon as reasonably practicable.  The restated first quarter financials will reflect an additional income tax benefit of approximately $8.7 million and an increase in diluted EPS of approximately $0.50. The Company currently expects to file its Annual Report on Form 10-K on or prior to its March 16, 2015 due date.

Additional information regarding the restatements, including the effect on the Company's conclusions as to the effectiveness of its disclosure controls and procedures and internal control over financial reporting are available in the Company's Current Report on Form 8-K filed on March 2, 2015.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition, integration and realignment-related costs, change in fair value of contingent consideration and impairment of intangible assets. Despite some volatility caused by the Company's international tax structure, the Company believes a normalized 30% effective tax rate is the most appropriate measure for pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for March 2, 2015

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the fourth quarter and fiscal year 2014 results. To access the conference call, dial 1-877-401-4668 or 1-719-325-2472 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, March 2, 2015 through 11:59 p.m. Pacific Time, March 9, 2015, by dialing 1-888-202-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 6081886#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio technology solutions provider for high‑definition entertainment experiences. Our mission is to make the world sound better – anytime, anywhere, on any device. Our audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices, including televisions, personal computers, smartphones, tablets, digital media players, set-top-boxes, soundbars, wireless speakers, video game consoles, Blu-ray Disc players, automotive audio systems, audio/video receivers, DVD-based products, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California.  DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Copyright 2015, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance, including statements regarding overall profitability in 2014; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 99,435	$ 66,025
Short-term investments	--	5,004
Accounts receivable, net	12,364	11,637
Deferred income taxes	12,095	5,787
Prepaid expenses and other current assets	5,892	5,480
Income taxes receivable	3,925	2,826
Total current assets	133,711	96,759
Property and equipment, net	27,089	30,116
Intangible assets, net	48,543	50,225
Goodwill	50,356	48,418
Deferred income taxes	20,714	11,667
Other long-term assets	2,395	4,613
Total assets	$ 282,808	$ 241,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 4,492	$ 2,802
Accrued expenses	16,761	12,142
Deferred revenue	10,827	10,262
Income taxes payable	294	--
Current portion of long-term debt	5,000	--
Total current liabilities	37,374	25,206
Long-term debt	20,000	30,000
Other long-term liabilities	6,531	3,480

Stockholders' equity:
Preferred stock	--	--
Common stock	3	3
Additional paid-in capital	241,053	224,971
Treasury stock, at cost	(92,184)	(84,689)
Accumulated other comprehensive income	808	747
Retained earnings	69,223	42,080
Total stockholders' equity	218,903	183,112
Total liabilities and stockholders' equity	$ 282,808	$ 241,798

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)

Revenue	$ 35,213	$ 37,073	$ 143,913	$ 125,148
Cost of revenue	3,002	2,621	11,095	9,788
Gross profit	32,211	34,452	132,818	115,360
Operating expenses:
Selling, general and administrative	18,557	20,530	78,570	79,753
Research and development	10,200	8,134	37,298	31,145
Change in fair value of contingent consideration	100	(700)	400	(6,000)
Impairment of intangible assets	--	--	--	2,820
Total operating expenses	28,857	27,964	116,268	107,718
Operating income	3,354	6,488	16,550	7,642
Interest and other expense, net	(281)	(75)	(413)	(521)
Income before income taxes	3,073	6,413	16,137	7,121
Provision (benefit) for income taxes	1,125	(10,913)	(11,006)	(8,634)
Net income	$ 1,948	$ 17,326	$ 27,143	$ 15,755

Net income per common share:
Basic	$ 0.11	$ 0.98	$ 1.58	$ 0.87
Diluted	$ 0.11	$ 0.96	$ 1.55	$ 0.86

Weighted average shares outstanding:
Basic	17,272	17,676	17,180	18,097
Diluted	18,062	17,969	17,561	18,334

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Twelve Months Ended
	December 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income	$ 27,143	$ 15,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,404	15,399
Stock-based compensation charges	10,492	11,727
Deferred income taxes	(14,740)	(14,849)
Tax shortfalls from stock-based awards	(310)	(2,090)
Excess tax benefits from stock-based awards	(518)	(67)
Change in fair value of contingent consideration	400	(6,000)
Impairment of intangible assets	--	2,820
Other	117	858
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(377)	(2,474)
Prepaid expenses and other assets	(1,799)	(980)
Accounts payable, accrued expenses and other liabilities	6,600	(3,568)
Deferred revenue	459	2,603
Income taxes receivable/payable	(805)	2,281
Net cash provided by operating activities	41,066	21,415
Cash flows from investing activities:
Purchases of available-for-sale investments	--	(4,974)
Maturities of available-for-sale investments	5,000	19,184
Cash paid for business acquisitions	(3,200)	--
Sale of other assets	725	--
Purchases of property and equipment	(1,579)	(2,766)
Purchases of intangible assets	(2,025)	(938)
Net cash provided by (used in) investing activities	(1,079)	10,506
Cash flows from financing activities:
Proceeds from long-term borrowings	30,000	--
Repayment of long-term borrowings	(35,000)	--
Payment of contingent consideration	(500)	(500)
Proceeds from the issuance of common stock under stock-based compensation plans	6,717	2,476
Cash paid for shares withheld for taxes	(817)	(929)
Excess tax benefits from stock-based awards	518	67
Purchases of treasury stock	(7,495)	(24,841)
Net cash used in financing activities	(6,577)	(23,727)
Net change in cash and cash equivalents	33,410	8,194
Cash and cash equivalents, beginning of period	66,025	57,831
Cash and cash equivalents, end of period	$ 99,435	$ 66,025

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue:
GAAP cost of revenue	$ 3,002	$ 2,621	$ 11,095	$ 9,788
Amortization of intangible assets	2,296	2,143	8,793	8,848
Non-GAAP cost of revenue	$ 706	$ 478	$ 2,302	$ 940

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,557	$ 20,530	$ 78,570	$ 79,753
Amortization of intangible assets	248	213	1,024	1,001
Stock-based compensation	1,779	2,228	7,819	8,872
Acquisition and integration related costs*	--	--	185	1,528
Realignment costs	534	--	1,319	--
Tax restructuring costs	--	835	--	835
Non-GAAP selling, general and administrative	$ 15,996	$ 17,254	$ 68,223	$ 67,517

Research and development:
GAAP research and development	$ 10,200	$ 8,134	$ 37,298	$ 31,145
Stock-based compensation	651	725	2,673	2,855
Acquisition and integration related costs*	--	--	8	38
Realignment costs	147	--	480	--
Non-GAAP research and development	$ 9,402	$ 7,409	$ 34,137	$ 28,252

Operating income:
GAAP operating income	$ 3,354	$ 6,488	$ 16,550	$ 7,642
Amortization of intangible assets	2,544	2,356	9,817	9,849
Stock-based compensation	2,430	2,953	10,492	11,727
Acquisition and integration related costs*	--	--	193	1,566
Change in fair value of contingent consideration	100	(700)	400	(6,000)
Impairment of intangible assets	--	--	--	2,820
Realignment costs	681	--	1,799	--
Tax restructuring costs	--	835	--	835
Non-GAAP operating income	$ 9,109	$ 11,932	$ 39,251	$ 28,439
Non-GAAP operating income as a % of revenue	26%	32%	27%	23%

Net income:
GAAP net income	$ 1,948	$ 17,326	$ 27,143	$ 15,755
Amortization of intangible assets	2,544	2,356	9,817	9,849
Stock-based compensation	2,430	2,953	10,492	11,727
Acquisition and integration related costs*	--	--	193	1,566
Change in fair value of contingent consideration	100	(700)	400	(6,000)
Impairment of intangible assets	--	--	--	2,820
Realignment costs	681	--	1,799	--
Tax restructuring costs	--	835	--	835
Adjustment for income taxes	(1,523)	(14,470)	(22,657)	(17,009)
Non-GAAP net income	$ 6,180	$ 8,300	$ 27,187	$ 19,543

Non-GAAP diluted income per common share	$ 0.34	$ 0.46	$ 1.55	$ 1.07

Non-GAAP weighted average diluted shares outstanding	18,062	17,969	17,561	18,334

* In August 2014, DTS completed its acquisition of assets from Manzanita Systems, Inc.
The twelve months ended December 31, 2013 include costs related to the acquisitions of SRS and Phorus in 2012.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2015 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2015
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	13%	15%
Amortization of intangible assets	6%	7%
Stock-based compensation	7%	8%
Non-GAAP operating income as a % of revenue	26%	30%

Net income per diluted share:

GAAP net income per diluted share	$ 0.80	$ 0.90
Amortization of intangible assets	0.56	0.58
Stock-based compensation	0.65	0.69
Adjustment for income taxes	(0.36)	(0.42)
Non-GAAP net income per diluted share	$ 1.65	$ 1.75

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.0	18.0
CONTACT: Media & Investor Contact

         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231